Exhibit 99.1

PROTON GREEN, LLC

Financial Statements

Balance Sheets as of December 31, 2022 and 2021

And the Statements of Operations, Members' Equity, and Cash Flows for the

Year Ended December 31, 2022 and the Period from February 1, 2021 (Inception) through December 31, 2021 with Report of Independent Auditors

PROTON GREEN, LLC

INDEPENDENT AUDITOR’S REPORT

To the Members of

Proton Green, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Proton Green, LLC (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2022 and the period from February 1, 2021 (Inception) through December 31, 2021, and the related notes to the financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31 2022 and the period from February 1, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a significant loss, negative cash flows from operations, and is in a deficit working capital position all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosures to which it relates.

Valuation of Unproved Helium and CO2Properties

Critical Audit Matter Description

As disclosed in Notes 2 and 4 to the financial statements, the Company’s helium and CO2 properties are carried on the balance sheet in the amount of $12,362,448. The Company follows the full cost method of accounting for its helium and CO2properties. The helium and CO2 properties are unproved and not producing, which increases the judgement necessary to determine whether an impairment of the properties exist at the balance sheet date. The feasibility of developing the property for the extraction of helium has been developed by specialists, specifically reserve engineers and geoscientists. The principal considerations for our determination that performing procedures related to the valuation of unproved helium properties as a critical audit matter include (i) the significant judgment by management, including the use of specialists, when developing the estimates of the value of the helium and CO2properties, and (ii) the need for a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence related to the data, methods, and assumptions used by management and its specialists in developing the value of the properties as compared to the full cost of the helium and CO2 properties at December 31, 2022.

How We Addressed the Matter

•
We obtained an understanding of the design of internal controls that address the risks of material misstatement relating to recording the costs of helium properties.
•
We evaluated the work of management’s specialist used in determining the value of the unproved helium CO2properties, including an affirmation from the specialist that there were no changes in the underlying assumptions of the value of the unproved properties since the issuance of their report.
•
We reviewed the specialists’ qualifications to ensure they were understood and assessed the Company’s relationship with the specialists.
•
We tested the accuracy of costs recorded during the year related to the development of helium and CO2 properties.
•
Leases were reviewed for expirations and their effect on the underlying assumptions of the value of the unproved properties.
•
We performed an independent ceiling test and a sensitivity analysis adjusting the assumptions in the underlying report to ensure reasonableness of the valuation.

/s/ Whitley Penn LLP

We have served as the Company’s auditor since 2022.

Houston, Texas

September 29, 2023

PROTON GREEN, LLC

BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$124,489	$1,521,328
Related party note receivable	25,000	102,747
Deposits	—	50,000
Prepaid expenses and other current assets	201,443	20,213
Total current assets	350,932	1,694,288
Property and equipment
Helium and CO2 properties (full cost method)	12,362,446	11,402,754
Other property and equipment, net	38,213	48,514
Total property and equipment, net	12,400,659	11,451,268
Other non-current assets
Right of use assets	162,687	123,137
Other long-term assets	43,939	15,386
Total assets	$12,958,217	$13,284,079
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,238,711	$153,844
Notes payable, net of discounts	19,280,887	3,711,200
Interest expense payable	1,804,477	—
Derivative liabilities	185,011	341,845
Accrued expenses and other current liabilities	127,353	256,301
Lease liabilities - current	58,259	32,960
Total current liabilities	22,694,698	4,496,150
Long-term liabilities
Asset retirement obligation	714,315	672,817
Lease liabilities	113,307	93,511
Total long-term liabilities	827,622	766,328
Total liabilities	23,522,320	5,262,478

Commitments and contingencies (note 12)

Members' equity (deficit)
Total member's equity (deficit)	(10,564,103)	8,021,601
Total liabilities and members' equity (deficit)	$12,958,217	$13,284,079

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	Period from February 1, 2021 through December 31, 2021
Operating expenses
Depreciation, depletion, amortization and accretion	$51,800	$19,965
Lease operating expenses	22,481	2,419
Shut-in expenses	390,224	172,071
General and administrative expenses	6,531,704	573,194
General and administrative expenses - related parties	558,561	677,500
Deposit on terminated purchase and sale agreement	500,000	—
Total operating expenses	8,054,770	1,445,149
Net loss from operations	(8,054,770)	(1,445,149)
Other income (expense)
Interest expense	(8,439,687)	(2,999,782)
Event of default fees	(11,013,572)	—
Loss on extinguishment of debt	—	(776,646)
Interest income - related parties	2,252	2,747
Other income (expenses), net	7	(526)
Gain on derivatives market-to-market	142,698	66,957
Total other expense	(19,308,302)	(3,707,250)
Net loss	$(27,363,072)	$(5,152,399)

Loss per 1% Membership Interest - basic and diluted	$(273,631)	$(51,524)

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

	Members' Equity	Accumulated Deficit	Contribution Receivable	Total Members' Equity
Members' equity as of February 1, 2021 (Inception)	$—	$—	$—	$—
Capital contributions	11,174,500	—	(500)	11,174,000
Conversion of debt-to-equity	1,250,000	—	—	1,250,000
Members' equity issued to allow pari passu collateral position	750,000	—	—	750,000
Net loss	—	(5,152,399)	—	(5,152,399)
Members' equity as of December 31, 2021	$13,174,500	$(5,152,399)	$(500)	$8,021,601

	Members' Equity	Accumulated Deficit	Contribution Receivable	Total Members' Equity
Members' equity as of December 31, 2021	$13,174,500	$(5,152,399)	$(500)	$8,021,601
Capital contributions	3,550,500	—	200	3,550,700
Equity financing costs	(166,000)	—	—	(166,000)
Membership Interest issued to facilitate note amendments	750,000	—	—	750,000
Warrants converted to membership interest	143,168	—	—	143,168
Stock compensation expense	2,499,500	—	—	2,499,500
Membership Interest issued to facilitate assignment of notes	2,000,000	—	—	2,000,000
Net loss	—	(27,363,072)	—	(27,363,072)
Members' equity (deficit) as of December 31, 2022	$21,951,668	$(32,515,471)	$(300)	$(10,564,103)

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2022	Period from February 1, 2021 through December 31, 2021
Cash Flows From Operating Activities
Net loss	$(27,363,072)	$(5,152,399)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	51,800	19,965
Amortization of debt discount	6,635,147	1,834,433
Interest expense	1,804,477	—
Stock compensation expense	2,499,500	—
Event of default fees	11,013,572	—
Loss on extinguishment of debt	—	776,646
Amortization of lease costs	53,430	9,473
Amortization of intangible costs	24,968	—
Gain on derivatives mark-to-market	(142,698)	(66,957)
Interest income - related parties	(2,253)	(2,747)
Changes in operating assets and liabilities
Prepaids and other current assets	(131,231)	(70,213)
Other long-term assets	(53,521)	(15,386)
Accounts payable	1,043,844	135,629
Accrued expenses and other liabilities	25,934	68,382
Lease liabilities	(47,885)	(6,139)
Related party note receivable interest income	5,000	—
Net cash used in operating activities	(4,582,988)	(2,469,313)

Cash Flows From Investing Activities
Acquisition of helium and CO2 properties	(163,843)	(10,400,000)
Additions to helium and CO2 properties	(909,708)	(144,066)
Additions to other property, plant and equipment	—	(51,908)
Related party note receivable advance	(25,000)	(100,000)
Related party note receivable receipts	100,000	—
Net cash used in investing activities	(998,551)	(10,695,974)

Cash Flow From Financing Activities
Proceeds from notes payable	2,800,000	7,712,000
Payments on notes payable	(2,000,000)	(4,203,077)
Proceeds from capital contributions	3,550,700	11,174,000
Equity issuance costs	(166,000)	—
Proceeds for financed insurance premium	—	6,046
Payments on financed insurance premium	—	(2,354)
Net cash provided by financing activities	4,184,700	14,686,615
Net increase (decrease) in cash and cash equivalents	(1,396,839)	1,521,328

Cash and cash equivalents, beginning of period	1,521,328	—
Cash and cash equivalents, end of period	$124,489	$1,521,328

See accompanying notes to the financial statements

PROTON GREEN, LLC

STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2022	Period from April 1, 2021 through December 31, 2021
Supplemental Cash Flow Information
Cash paid for interest	$63	$1,165,151

Supplemental Non-Cash Activity
Asset retirement obligations assumed	$—	$656,246
Payable for acquisition of helium properties	$—	$163,843
Change in capital accruals	$49,984	$38,599
Initial fair value of new bifurcated conversion options	$99,661	$221,689
Initial fair value of new bifurcated warrants	$29,371	$187,113
Members' equity issued for note conversion	$—	$1,250,000
Members' equity issued to allow pari passu collateral position	$—	$750,000
Members' equity issued to facilitate note amendments	$750,000	$—
Members' equity issued to facilitate assignment of note	$2,000,000	$—
Members' equity issued for cashless warrants	$143,168	$—
Lease liability obtained though right of use asset	$80,117	$130,211

See accompanying notes to the financial statements

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 – General Business Information

Proton Green, LLC (“Proton Green” or the “Company”) is a Wyoming limited liability company that was formed on February 1, 2021 as Plateau Carbon, LLC and changed its legal name to Proton Green, LLC on December 15, 2021. Proton Green is operating under the Operating Agreement of Plateau Carbon, LLC (the “Operating Agreement”) dated April 16, 2021. The Company’s corporate office is in Houston, Texas.

Proton Green is an energy transition platform company. The Company is focused on the acquisition, exploration, development and production of helium and food grade carbon dioxide (CO2) along with having the capabilities for carbon capture and storage. The Company’s assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”). As of, and for the year and period ended December 31, 2022 and 2021, respectively, the Company did not have any helium and CO2 production or carbon capture and storage activities.

On July 22, 2021, Proton Green entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Kinder Morgan CO2 Company LLC (“KMC”) pursuant to which the Company agreed to purchase all of KMC’s leases, wells, properties, equipment, and contracts, as defined in the Purchase and Sale Agreement, along with various other rights, titles and interests held by KMC related to the St. Johns Field (the “St. Johns Field Acquisition”). The primary activities of the Company since inception include preparing development plans for the St. Johns Field and commencing the installation of infrastructure necessary to gather and process production at the St. Johns Field.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, and expenses. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts previously reported. The more significant areas requiring the use of assumptions, judgments and estimates in these financials include asset retirement obligations, fair value of derivative liabilities, impairments, and accrued expenses. See “Asset Retirement Obligations” of this Note 2 – Basis of Presentation and Summary of Significant Policies for more details on estimates involved in asset retirement obligations and Note 5 – Fair Value Measurements for more details on estimates and judgement involved in derivative liabilities. While management believes these estimates are reasonable, changes in facts and assumptions, or the discovery of new information may result in revised estimates. Actual results could differ from these estimates, and it is reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Cash and Cash Equivalents

The Company considers all cash on hand and highly liquid instruments with an original maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are held in financial institutions in amounts that may exceed the insurance limits of the Federal Deposit Insurance Corporation, however, management believes the Company’s counterparty risks are minimal based on the reputation and history of the institutions selected. There were no cash equivalents as of December 31, 2022 or 2021.

Full Cost Method of Accounting for Helium and CO2 Properties

The Company uses the full cost method of accounting for costs related to the acquisition, exploration, and development of helium and CO2 properties. Under this method, all such costs (productive and nonproductive), including salaries, benefits and other internal costs directly attributable to these activities, are capitalized into a full cost pool and amortized over the estimated lives of the properties using the units-of-production method. These capitalized costs are subject to a ceiling test that limits such pooled costs, net of applicable deferred taxes, to the aggregate of the present value of future net revenues attributable to proved helium resources, discounted at 10% (standardized measure). Any costs in excess of the ceiling are written off as a non-cash expense. The expense may not be reversed in future periods. The ceiling limitation calculation is prepared using fixed contract prices the Company receives for the sale of its helium production. The future cash outflows associated with future development or abandonment of wells will be included in the computation of the discounted present value of future net revenues for purposes of the ceiling limitation calculation. As of, and for the

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

year and period ended December 31, 2022 and 2021, respectively, none of the Company’s capitalized costs were subject to depreciation, depletion, and amortization (“DD&A”) or the ceiling test.

Costs associated with unproved helium and CO2 properties, which may include leasehold, seismic, drilling and capitalized interest costs, are excluded from the amortization base until the properties are evaluated or an impairment is indicated. The Company’s decision to withhold costs from amortization and the timing of the transfer of those costs into the amortization base involves judgment and may be subject to changes over time based on several factors, including drilling plans, availability of capital, project economics and drilling results from adjacent acreage. As of December 31, 2022 and 2021, all the Company’s helium and CO2 properties costs were classified as unproved, excluded from the amortization base and no impairments were recorded.

Other Property and Equipment

The Company’s non-full cost pool assets in these financial statements consist of a vehicle. The vehicle is depreciated using the straight-line method over an estimated useful life of 5 years.

Intangibles

The Company capitalized $89,883 for implementation costs of a service contract with a hosting arrangement during the first quarter of 2022. The current portion of the balance, net of accumulated amortization, is presented in "Prepaid expenses and other current assets" and the long-term portion of the balance, net of accumulated amortization, is presented in "Other long-term assets" in the Company's Balance Sheets. The service contract with a hosting arrangement relates to the Company's enterprise resource planning system and it is being amortized using the straight-line method over an estimated usefual life of 3 years. For the year ended December 31, 2022, the Company recognized expense of $24,968.

Asset Retirement Obligations (ARO)

Helium and CO2 properties require expenditures to plug and abandon the wells and reclaim the associated pads and other supporting infrastructure when the wells are no longer producing. An ARO associated with the retirement of a tangible long-lived asset such as helium and CO2 properties is recognized as a liability in the period incurred or when it becomes determinable, with an associated increase in the carrying amount of the related long-lived asset. These asset retirement costs are depleted on a unit-of-production basis within the full cost pool. The ARO is recorded at its estimated fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value.

The following table summarizes the changes in the Company’s asset retirement obligation for the periods below:

	Year Ended December 31, 2022	Period from February 1, 2021 through December 31, 2021
Asset retirement obligations, beginning of period	$672,817	$—
Liabilities assumed	—	656,246
Accretion expense	41,498	16,571
Asset retirement obligations, end of period	$714,315	$672,817

An ARO is determined using significant assumptions, including current estimates of plugging and abandonment costs, annual inflation of these costs, the productive lives of assets and the Company’s credit adjusted risk free rate. Changes in any of these assumptions can result in significant revisions to the estimated ARO. Because of the subjectivity of assumptions, the costs to ultimately retire the Company’s wells may vary significantly from prior estimates.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurement

Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

•
Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.
•
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.
•
Level 3: Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

Valuation techniques that maximize the use of observable inputs are favored. Observable data is considered to be market data if it is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by multiple, independent sources that are actively involved in the relevant market. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, classification within the fair value hierarchy is based on lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. However, the determination of what constitutes “observable” requires significant judgment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment. See Note 5 – Fair Value Measurements for more fair value disclosures.

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company recognize its derivative instruments as either assets or liabilities at fair value with changes in fair value recognized in earnings. The related cash flow impact of the Company’s derivative activities is reflected as cash flows from operating activities unless the derivative contract contains a significant financing element, in which case, they are classified within financing activities.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous changes in fair value recorded to earnings are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument could be required within twelve months of the balance sheet date. See Note 7 – Derivatives for more derivatives disclosures.

Leases

A right of use asset represents a lessee’s right to use an underlying asset for the lease term, while the associated lease liability represents the lessee’s obligations to make lease payments. At the commencement date, which is the date on which a lessor makes an underlying asset available for use by a lessee, a lease right of use asset and corresponding lease liability is recognized based on the present value of the future lease payments. The initial measurement of lease payments may also be adjusted for certain items, including options that are reasonably certain to be exercised, such as options to purchase the asset at the end of the lease term, or options to extend or early terminate the lease. Excluded from the initial measurement are certain variable lease payments, which for the Company’s office rental agreements, are a significant component of the total lease costs.

The Company evaluates a contractual arrangement at its inception to determine if it is a lease or contains an identifiable lease component as defined by FASB ASC Topic 842 - Leases. When evaluating a contract to determine appropriate classification and recognition under FASB ASC Topic 842 – Leases, significant judgment may be necessary to determine, among other criteria, if an embedded leasing arrangement exists, the length of the term, classification as either an operating or financing lease, which options are

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

reasonably likely to be exercised, fair value of the underlying right of use asset or assets, upfront costs, and future lease payments that are included or excluded in the initial measurement of the right of use asset. By policy election, leases with an initial term of twelve months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis, and variable lease payments are recognized in the period as incurred.

As of December 31, 2022 and 2021, the Company had operating leases recorded on the balance sheet for office space in Houston, Texas (the “Houston Office”) and a site lease agreement in Arizona (the “Site Lease Agreement”) for storage of equipment. The Houston Office lease will expire in October 2025 and the Site Lease Agreement will expire in February 2024. All the leases have renewal options, but the Company did not recognize any of the renewal options. The Company excluded variable lease payments for operating expenses in the Houston Office. See Note 8 – Leases for required lease accounting disclosures.

Income Taxes

Proton Green is a limited liability company treated as a partnership for U.S. federal income tax purposes that is generally not subject to U.S. federal income tax at the entity level. Rather, the Company’s net income and losses flow through to the Members, who are responsible for paying the applicable income taxes on the income allocated to them or utilizing the allocated losses. The Company is subject to the Texas franchise tax and the Arizona income tax and will record it as income tax expense in the Statement of Operations.

For tax years beginning on or after January 1, 2018, the Company is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any Internal Revenue Services (“IRS”) audit of the Partnership would be conducted at the partnership level, and if the IRS determines an adjustment, the default rule is that the Company would pay an “imputed underpayment” including interest and penalties, if applicable. The Company may instead elect to make a “push-out” election, in which case the partners for the year that is under audit would be required to take into account the adjustments on their personal income tax returns.

The Company’s operating agreement does not stipulate how it will address imputed underpayments. If the Company receives an imputed underpayment, a determination will be made based on the relevant facts and circumstances that exist at that time. The Company may treat any payments of imputed underpayment, which are made on behalf of its Members, as distribution of cash to such Members.

Note 3 – Liquidity

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company’s development activities require it to make significant operating and capital expenditures. Its primary sources of liquidity have been through the issuance of debt and equity. The primary uses of cash have been for the St. Johns Field Acquisition, development plans for the St. Johns Field, corporate overhead, debt service costs, and paydown of debt.

The Company has completed its first well and commenced production at its Phase I Helium Extraction Plant in July 2023 and the Company had its first sale of helium produced from the St. Johns Field in August 2023. The Company's plan is to expand into its Phase II Helium Extraction Plant and construct CO2 processing facilities, which requires financing from external sources to complete the work. Until the Company completes its Phase II Helium Extraction Plant, it will not have sufficient revenues to address its negative working capital, which includes notes that are past their maturity date, and fund its general corporate overhead. In addition, the Company has suffered recurring losses since inception and has no assurance of future profitability. There is no assurance that the financing will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 – Property and Equipment, Net

Property and equipment, net is comprised of the following:

	December 31,
	2022	2021
Unproved helium and CO2 properties	$12,102,653	$11,402,754
Land	259,793	—
Total helium properties, net	12,362,446	11,402,754

Other property and equipment	51,908	51,908
Less: accumulated DD&A	(13,695)	(3,394)
Total other property and equipment, net	38,213	48,514

Total property and equipment, net	$12,400,659	$11,451,268

Helium and CO2 Properties

None of the Company’s unproved property was subject to depreciation, depletion, and amortization (“DD&A”) at December 31, 2022 and 2021. The Company did not record an impairment to unproved property during the year and period ended December 31, 2022 and 2021, respectively.

Other property, plant, and equipment

As of December 31, 2022 and 2021, the Company’s other property, plant, and equipment, net consisted of a vehicle that the Company purchased for $51,908. For the year and period ended December 31, 2022 and 2021, respectively, the Company recorded DD&A of $10,301 and $3,394, respectively.

Note 5 – Fair Value Measurements

Financial Instruments

The Company’s financial instruments measured at fair value on a recurring basis consist of embedded conversion options and freestanding warrants that required bifurcation and to be accounted for separately as derivative financial instruments. The table below sets forth the financial instruments measured at fair value on a recurring basis, by level within the fair value hierarchy.

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Derivative Liabilities
Bifurcated conversion options	$—	$—	$(171,025)	$(171,025)
Bifurcated warrants	—	—	(13,986)	(13,986)
Total Derivative Liabilities	$—	$—	$(185,011)	$(185,011)

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Derivative Liabilities
Bifurcated conversion options	$—	$—	$(154,732)	$(154,732)
Bifurcated warrants	—	—	(187,113)	(187,113)
Total Derivative Liabilities	$—	$—	$(341,845)	$(341,845)

As of December 31, 2022 and 2021, the Company used a Black-Scholes-Merton model to estimate the fair value of the conversion options and bifurcated warrants, which included assumptions such as risk-free rate, volatility, and expected term to estimate the fair value of the conversion options and the bifurcated warrants. After determining the fair value using the Black-Scholes-Merton model, such fair value was multiplied times the assumed ownership percentage from the conversion. As of December 31, 2022, after multiplying the fair value estimated by the Black Scholes-Merton model times the assumed ownership percentage from the conversion,

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

the Company implemented the probability-weighted expected return method (PWERM), which considered the probability of success and failure of the Company. The following range of assumptions were used to fair value the conversion options and bifurcated warrants:

	December 31, 2022		December 31, 2021
	Conversion Options	Bifurcated Warrants	Conversion Options	Bifurcated Warrants
Expected volatility	54.00%	63.00%	19.92% - 25.32%	41.60% - 41.76%
Risk-free interest rate	4.53%	4.36% - 4.37%	0.04%	0.46% - 0.97%
Dividend yield	—	—	—	—
Term (years)	0.33	1.98 - 2.03	0.11 - 0.19	3.00
Success probability	15.00%	15.00%	—	—

The Company calculated the following weighted-average assumptions based on the fair value of the conversion options and bifurcated warrants:

	December 31, 2022		December 31, 2021
	Conversion Options	Bifurcated Warrants	Conversion Options	Bifurcated Warrants
Expected volatility	54.00%	63.00%	22.05%	41.64%
Risk-free interest rate	4.53%	4.37%	0.04%	0.58%
Dividend yield	—	—	—	—
Term (years)	0.33	2.00	0.16	3.00
Success probability	15.00%	15.00%	—	—

A reconciliation of the Company’s Level 3 balance is as follows:

Level 3 Balance at December 31, 2021	$341,845
Transfers in	129,032
Transfers out	(143,168)
Gains recognized in earnings	(142,698)
Level 3 Balance at December 31, 2022	$185,011

For the year and period ended December 31, 2022 and December 31, 2021, respectively, a gain of $142,698 and $66,957, respectively, was included within “Gain on derivative mark-to-market” in the Statements of Operation.

The Company's Amended and Restated Notes have a fair value of $5,525,846 compared to their carrying value of $19,280,887. The significant inputs into the fair value measurement includes the repayment period and the discount rate, which are classified as Level 3 inputs.

The carrying amounts of the Company’s cash, related party note receivable, accounts payable, and accrued expenses approximate their fair values because of the short-term maturities or liquid nature of these assets and liabilities.

Fair Value of Non-financial Assets and Liabilities

Non-financial assets and liabilities that are initially measured at fair value are comprised of ARO and stock-based compensation.

The Company did not add any ARO during the year ended December 31, 2022. During the period ended December 31, 2021, upon the close of the St. Johns Field Acquisition, the Company assumed $656,246 of ARO. The initial measurement of the ARO at fair value was calculated using discounted cash flow techniques. Significant Level 3 inputs used in the calculation of ARO include plugging costs and helium resource lives.

The Company measures stock-based compensation based on the fair value of the award on the date of grant. During the year ended December 31, 2022, Proton Green issued Membership Interest as nonemployee compensation in the amount of $2,499,500. The fair value was determined using the fair value of Membership Interest sold at arm's length during 2022.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

Note 6 – Debt

All of Proton Green’s notes matured in 2022. Discounts were amortized through maturity date. The following is a summary of the Company’s Amended and Restated Notes:

	December 31,
	2022	2021
Kips Bays Select Note	$—	$3,513,469
Alpha Carta Note 2	—	1,846,154
Amended and Restated Notes	19,280,887	—
Total principal, fees, and event of default costs	19,280,887	5,359,623

Discount on Kips Bays Note	—	305,516
Discount on Alpha Carta Note 2	—	1,342,907
Total unamortized debt discount	—	1,648,423

Total notes payable, net	$19,280,887	$3,711,200

Kips Bay Note

On September 1, 2021, Proton Green entered into a $2,692,308 Zero-Percent Promissory Convertible Note by and among Proton Green, as borrower, and Kips Bay Selects LP, as lender (the “Kips Bay Note”). The Kips Bay Note was issued with a 35% original issue discount and maturity date of November 30, 2021. Along with the Kips Bay Note, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest, as defined in Note 9 – Members’ Equity, equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on September 21, 2024. The Kips Bay Note has a senior pari passu collateral position in all the assets of the Company and its securities.

The Kips Bay Note had the following amendments:

•
In October 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 15, 2022 and increase the principal amount to $3,298,077.
•
In December 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 31, 2022 and increase the principal amount to $3,513,469.
•
In January 2022, an amendment was made to the Kips Bay Note to extend the maturity date to February 18, 2022 and the Company agreed to an amendment fee of $300,000 due at the maturity date.
•
In February 2022, the Company and lender agreed to amend and restate the Kips Bay Note (the "Amended and Restated Kips Bay Note"), which extended the maturity date to April 7, 2022. The Amended and Restated Kips Bay Note bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $6,324 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Kips Bay Note to extend the maturity date to April 29, 2022.

In July 2022, the lender of the Amended and Restated Kips Bay Note assigned its note and all related rights and obligations under it to the lender under the Amended and Restated Alpha Carta Note 2, as defined below, and the Amended and Restated Alpha Carta Note 3, as defined below (the “Amended and Restated Alpha Carta Notes”), in exchange for cash from the lender of the Amended and Restated Alpha Carta Notes. Proton Green also issued to Kips Bay Selects LP 0.67% of Membership Interest in the Company in order to effect this assignment. Subsequent to the assignment, the Amended and Restated Kips Bay Note and the Amended and Restated Alpha Carta Notes, collectively referred to as the Amended and Restated Notes, were outstanding with the lender under the Amended and Restated Alpha Carta Notes.

Alpha Carta Note 1

On August 4, 2021, Proton Green entered into a $3,530,000 Promissory Note by and among Proton Green, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 1”) with a maturity date on September 20, 2021. The borrowings under the Alpha Carta Note 1 bore interest at 15% per annum and required the Company to pay the lender a financing, arrangement and maintenance

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

fee (each a “Fee”) based on when the Alpha Carta Note 1 was repaid in relation to its maturity date. In September 2021, the Company repaid the lender of the Alpha Carta Note 1 its principal amount of $3,530,000 and Fees and interest totaling $1,165,151.

Alpha Carta Note 2

On December 23, 2021, Proton Green entered into a $1,846,154 Zero-Percent Promissory Convertible Note by and among Proton Green, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 2”). The Alpha Carta Note 2 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 2, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $150,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on December 23, 2024. The Alpha Carta Note 2 has a senior pari passu collateral position in all the assets of the Company and its securities.

The Alpha Carta Note 2 had the following amendments:

•
In January 2022, an amendment was made to the Alpha Carta Note 2 to extend the maturity date to February 18, 2022 and the Company agreed to an amendment fee of $300,000 due at the maturity date.
•
In February 2022, the Company and lender agreed to amend and restate the Alpha Carta Note 2 (the "Amended and Restated Alpha Carta Note 2") which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 2 bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $3,324 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 2 to extend the maturity date to April 29, 2022.

Alpha Carta Note 3

On January 11, 2022, Proton Green entered into a $4,307,692 Promissory Convertible Note by and among Proton Green, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 3”). The Alpha Carta Note 3 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 3, the Company issued warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $100,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000; the warrants expire on January 11, 2025. The Alpha Carta Note 3 has a senior pari passu collateral position in all the assets of the Company and its securities.

The Alpha Carta Note 3 had the following amendments:

•
In February 2022, the Company and lender agreed to amend and restate the Alpha Carta Note 3 (the "Amended and Restated Alpha Carta Note 3") which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 3 bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $7,752 per day due at maturity date.
•
In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 3 to extend the maturity date to April 29, 2022.

Key Terms of and Events Under the Amended and Restated Kips Bay Note and Amended and Restated Alpha Carta Notes

The Amended and Restated Notes contain an optional conversion right and an automatic conversion feature. Under the optional conversion right, the lender has the right to convert all or part of the principal amount outstanding at the Company’s valuation of $250,000,000 into Membership Interest. In the event the Company completes a listing of its common stock onto a national stock exchange or completes a Fundamental Event, as defined in the Amended and Restated Notes agreements, which includes events such as a consolidation or merger, disposition of all or substantially all of the properties or assets of the Company, and 50% or more of the ownership or voting power of the Company transferring, the lenders agreed to automatically convert the original issue discount into Membership Interest and the remaining principal amount would remain outstanding unless the lenders elect to convert such principal amount into Membership Interest.

The Amended and Restated Notes contain covenants that limit Proton Green’s ability to, among other things: incur additional indebtedness; incur liens; make any changes in the nature of its business and modify its corporate structure or purpose; enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except in the ordinary course of business in no less favorable terms than in an arm’s length transaction; repay, repurchase or offer to repay, repurchase or otherwise acquire more than

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

a de minimis number of its equity; redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents, all or any portion of indebtedness or debt after the occurrence of an Event of Default; and declare or make any dividend or other distribution of its assets. There are no financial covenants.

The following events constitutes an Event of Default: (i) failure to pay the principal amount due at the maturity date; (ii) failure to issue or transfer shares to the lenders upon conversion of its principal amount; (iii) breach of any material agreements and covenants related to the notes; (iv) breach of any representations and warranties made any agreements related to the notes; (v) assignment or appointment of a receiver or trustee; (vi) any money judgment against the Company for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty days; (vii) any bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings, voluntary or unvoluntary, against the Company; (viii) if the Company becomes public, failure to maintain the listing of its common stock; (ix) if the Company becomes public, failure to comply with reporting requirements; (x) any dissolution, liquidation, or winding up of the Company; (xi) any cessation of operation or admittance by the Company that it is otherwise generally unable to pay its debts as such debts become due, provided, however that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debt as they become due; (xii) the occurrence of any default under any agreement or obligation of the Company that is not cured within ten business days that could reasonably be expected to have a Material Adverse Effect, as defined in the Amended and Restated Notes; (xiii) default on any of its obligations greater than $100,000 under any indebtedness agreement that requires such indebtedness becoming due and payable prior to the date on which it would otherwise be due and payable; (xiv) failure by the company to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business and such breach is not cured within twenty days; (xv) failure to notify the lenders of any material event of which the Company is obligated to notify the lenders pursuant to the terms of the Amended and Restated Notes and related agreements; and (xvi) invalidity or unenforceability of the Amended and Restated Notes and any related agreements.

The Company failed to pay the principal, interest and fees outstanding under the Amended and Restated Notes on April 29, 2022, which constituted an Event of Default as defined in the Amended and Restated Notes agreements. The Event of Default Redemption Price includes: (i) the Redemption Price, which is 125% of the outstanding principal amount of the notes; (ii) all interest accrued on the principal amount up to the date of the Event of Default; (iii) the amendment fees; and (iv) interest accrued on the Redemption Price after the date of the Event of Default. In addition, the Company was required to pay: (i) liquidated damages of $750,000 per note; (ii) an amount equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made; and (iii) the daily financing, administrative, packaging, and extension fees.

The following table summarizes the principal, fees, and event of default costs accrued at December 31, 2022 for the Amended and Restated Notes:

Principal amount	$9,667,315
Increase for redemption price	2,416,829
Amendment fees	600,000
Liquidated damages	2,250,000
1% of event of default redemption price	848,343
Financing, administrative, packaging, and extension fees	5,498,400
Total principal, fees, and event of default costs	21,280,887
Paydown on notes during 2022	(2,000,000)
Notes payable outstanding at December 31, 2022	$19,280,887

Interest Expense

For the year ended December 31, 2022, the company recorded interest expense of $6,635,147 for the amortization of debt discounts, $1,804,477 related to the 18% interest on the Amended and Restated Notes, and $63 for interest paid on its financed insurance premium. For the period ended December 31, 2021, the Company recorded interest expense of $1,165,151 for fees and interest paid to the Alpha Carta Note 1 lender, $1,834,433 for the amortization of debt discounts, and $198 for interest paid on its financed insurance premiums.

Note 7 – Derivatives

The terms of the Company’s convertible debt instruments, as discussed in Note 6 – Debt, included conversion options and freestanding warrants that required bifurcation and to be accounted for separately as derivative financial instruments. The Company

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

used the Black-Scholes Melton pricing model to value the derivative instruments. The following table summarizes the Company’s derivative liabilities:

	December 31, 2022
	Bifurcated Conversion Options	Bifurcated Warrants	Total Derivatives Liabilities
Kips Bays Note	$52,176	$—	$52,176
Alpha Carta Note 2	35,898	8,351	44,249
Alpha Carta Note 3	82,951	5,635	88,586
Total derivative liabilities	$171,025	$13,986	$185,011

	December 31, 2021
	Bifurcated Conversion Options	Bifurcated Warrants	Total Derivatives Liabilities
Abdallah Note	$—	$71,584	$71,584
Kips Bays Note	93,740	71,584	165,324
Alpha Carta Note 2	60,992	43,945	104,937
Total derivative liabilities	$154,732	$187,113	$341,845

The gains and losses resulting from the mark-to-market of the bifurcated conversion options and warrants are included within “Gain on derivative mark-to-market” in the Statements of Operation. For the year and period ended December 31, 2022 and 2021, respectively, a gain of $142,698 and $66,957, respectively, was recorded in the accompanying Statement of Operations.

The initial fair value of the bifurcated conversion options and warrants were presented as a discount to the face value of the related convertible debt instruments. These discounts together with the stated interest on the convertible debt instruments are amortized over the life of the convertible debt instrument through periodic charges to income using the effective interest method.

Note 8 – Leases

The accompanying balance sheet includes leases with terms greater than 12 months at commencement. The present value of future lease payments was determined based upon the Company’s incremental borrowing rate. The table below summarizes the Company's discount rate and remaining lease term.

	December 31,
	2022	2021
Weighted-average discount rate
Operating leases	10.00%	10.00%

Weighted-average remaining lease term (years)
Operating leases	2.76	2.98

The following table presents the components of the Company’s lease expenses for the following periods:

		Year Ended December 31, 2022	Period from February 1, 2021 through December 31, 2021
Lease costs	Classification on our Statement of Operations
Operating lease costs	General and administrative expenses	$47,624	$7,054
Operating lease costs	Lease operating expenses	$5,806	$2,419
Short-term lease costs	General and administrative expenses	$8,835	$1,473
Variable lease costs	General and administrative expenses	$32,450	$—

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

Maturities of the Company’s operating lease liabilities included on the accompanying Balance Sheet as of December 31, 2022 were as follows:

Operating Leases
2023	$71,988
2024	66,508
2025	57,079
Total lease payments	195,575
Less: imputed interest	(24,009)
Present value of lease liabilities	$171,566

Note 9 – Warrants

On September 1, 2021, Proton Green entered into a $1,923,077 Zero-Percent Promissory Convertible Note (the "Abdallah Note"). The Abdallah Note was settled in December 2021; however, the Abadallah Note included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. In February 2022, the Company cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Kips Bay Note, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $250,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. In February 2022, the Company cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Alpha Carta Note 2, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $150,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. The warrants expire on December 23, 2024 and were outstanding at December 31, 2022.

The Alpha Carta Note 3, as amended, included warrants to the lender to subscribe for and purchase from Proton Green Membership Interest equal to $100,000 exercisable at a strike price or exercise price calculated on a valuation of $250,000,000. The warrants expire on January 11, 2025 and were outstanding at December 31, 2022.

Note 10 – Members’ Equity

Membership Interest. Proton Green is owned by members (the “Members”). The Company is authorized to issue one class of Membership Interest. Membership Interest is each Members’ interest in the Company consisting of such Member’s right to share in profits, losses, and distributions (“Financial Rights”) and all of a Member’s rights as a Member in the Company other than Financial Rights (“Governance Rights”). A Majority Vote of the Members is a majority of the votes held by those Members having Governance Rights then outstanding. All decisions of the Members shall be determined by a Majority Vote of the Members. A Supermajority Vote of the Members, which is 66.70%, is required for the election or removal of Managers, as defined in the Operating Agreement of the Company.

The following Membership Interest transactions occurred during 2022:

•
In February 2022, the warrants associated with the Abdallah Note and the Kips Bay Note were cancelled and exchanged for an aggregate 0.20% Membership Interest. All prior Members were ratably diluted.
•
In March 2022, the Company issued 0.30% Membership Interest to the lender under the Kips Bay Note as consideration for amending the note. All prior Members were ratably diluted.
•
During the second and third quarter of 2022, the Company sold approximately 1.42% of its Member Interest in exchange for $3,550,000. All prior Members were ratably diluted.
•
In July 2022, the Company issued a 0.67% Membership Interest to the lender under the Kips Bay Note as consideration for assigning the Amended and Restated Kips Bay Note to the lender under the Amended and Restated Alpha Carta Notes. All prior Members were ratably diluted.
•
In August 2022, the Company issued a 1.00% Membership Interest as nonemployee compensation for consultants. All prior Members were ratably diluted.

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

The following Membership Interest transactions occurred during 2021:

•
100.00% of the initial Membership Interest was issued in exchange for total capital contributions of $24,500, of which $500 was a receivable.
•
In April 2021, the Company sold 10.00% of its Membership Interest in exchange for $3,000,000. All prior Members were ratably diluted.
•
During the 3rdand 4th quarters of 2021, the Company sold approximately 2.72% of its Member Interest in exchange for $8,150,000. All prior Members were ratably diluted.
•
In December 2021, the Abdallah Note in the amount of $1,250,000 was converted into 0.50% Membership Interest. All prior Members were ratably diluted.
•
In December 2021, the Kips Bay Note lender received Membership Interest equal to 0.30% as consideration for allowing the Alpha Carta Note 2 lender, as defined below, to take a pari passu collateral position in all the assets of the Company and its securities. All prior Members were ratably diluted.

Conversion Features. The lender under the Amended and Restated Notes have the right to convert all or part of the principal amount of the notes to Membership Interest at the Company's valuation of $250,000,000.

Note 11 – Transactions with Related Parties

Consulting Arrangements. The Company had various consulting agreements in place with entities and individuals that are Members and/or had ownership interest in a Member. Consulting services include executive management services, advisory fees, business development, and investor relations services. Proton Green incurred $724,561 and $677,500 in fees with related party consultants during the year and period ended December 31, 2022 and 2021, respectively. For the year ended December 31, 2022, $558,561 of related party costs were recorded in the Statement of Operations to “General and administrative expenses – related parties" and $166,000 was recorded in the Balance Sheet to "Members' Equity." For the period ended December 31, 2021, related party costs incurred were recorded in the Statement of Operations to “General and administrative expenses – related parties.” At December 31, 2022 and 2021, $10,000 of these related party fees were accrued in “Accrued expenses and other current liabilities”.

Related Party Note Receivable. On June 11, 2021 the Company entered into a promissory note with a related party to lend $100,000 (the "Related Party Promissory Note"). The Related Party Promissory Note bore interest at an annual rate of 5% and had a maturity date of June 10, 2022. At the time the Related Party Promissory Note was executed, there were Members of Proton Green that were shareholders in the borrower of the Related Party Promissory Note. The Company recognized $2,252 and $2,747 of interest income for the period ended December 31, 2022 and 2021, respectively, related to the Related Party Promissory Note. The Company collected the Related Party Promissory Note and accrued interest in full during 2022.

During 2022, the Company loaned $25,000 to an entity where a Member of Proton Green was an owner; the loan bore interest at zero percent. There was no stated maturity date for the loan.

Note 12 – Commitments and Contingencies

Commitments

All of the assets of the Company have been pledged as collateral for the Amended and Restated Notes.

Contingencies

Legal. In the ordinary course of business, the Company is party to various legal actions. In management’s opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the Company’s financial position or results of operations.

On March 1, 2022, a potential lender filed a lawsuit against the Company for breach of contract seeking a $1,000,000 break-up fee related to a commitment letter for a proposed senior secured term loan facility. The potential lender filed a motion for a default judgment and it was denied by the court. The Company was permitted to file its answer and counterclaim for breach of contract by the

PROTON GREEN, LLC

NOTES TO FINANCIAL STATEMENTS

potential lender. The case is proceeding to discovery. A loss contingency was not recorded. The Company expensed the legal fees associated with this matter.

There are no other material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team in their capacity as such requiring a contingent liability to be recognized as of the date of the consolidated financial statements.

Note 13 – Subsequent Events

The Company evaluated subsequent events through September 29, 2023, the date the financial statements were issued and noted the following:

Share Exchange Agreement and Subscriptions

On July 17, 2023 (the “Closing Date”), Proton Green and its Members entered into a certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company and Cyber App Solutions Corp. Pursuant to the Share Exchange Agreement, Cyber App Solutions Corp. agreed to exchange the outstanding Membership Interest of Proton Green held by the Proton Green Members for shares of common stock of Cyber App Solutions Corp. At the Closing Date, Cyber App Solutions Copr. issued approximately sixty-eight million (68,000,000) newly issued shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of Cyber App Solutions Corp. following such issuance.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, Proton Green is now a wholly owned subsidiary of Cyber App Solutions Corp. At the Closing Date, the then sole officer and director of Cyber App Solutions Corp., Evgenii Pak, resigned from all executive officer positions with Cyber App Solutions Corp., including Chief Executive Officer and President, and as a member of the Board, and Steven Looper was appointed as Chief Executive Officer, President, and Director of Cyber App Solutions Corp.

Proton Green is still evaluating the accounting impact of the Share Exchange Agreement. Subsequent to the Share Exchange Agreement, the Company raised proceeds of $4,650,000 from the sale of Cyber App Solutions Corp. common stock.